Exhibit 2

                               MERGER AGREEMENT


THIS AGREEMENT dated for reference the 18th day of September, 2002


AMONG:

            MODERNGROVE ENTERTAINMENT, INC., a public company duly incorporated pursuant to the laws of the State of Nevada, having offices at Suite 9, 1801 East Tropicana, Las Vegas, Nevada 89119 and trading on the Over-The-Counter Bulletin Board Exchange ("OTC-BB") under the symbol "MODG";

            (hereinafter referred to as "MODG")

                                                 OF THE FIRST PART

AND:

            IMMEDIATEK, INC., a private company duly incorporated pursuant to the laws of the State of Texas, and having offices at Suite 1200, 2435 North Central Expressway, Richardson, Texas 75080;

            (hereinafter referred to as "IMMEDIATEK")

                                                 OF THE SECOND PART


WHEREAS:

(A) Immediatek is a privately-held ESP company, the business of which is more-fully described in the August 2002 Business Plan incorporated by reference herein;

(B) MODG is a fully-reporting publicly-traded company in good standing and current in all filings with the U. S. Securities and Exchange Commission ("SEC"); and,

(C) MODG and Immediatek have agreed to merge their respective businesses according to the terms and conditions hereafter set out;


NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the sum of $10.00 now paid by MODG to Immediatek, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by Immediatek, the parties agree as follows:



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ARTICLE 1  -  INTERPRETATION
----------------------------

1.1   Interpretation

In this Agreement, unless otherwise provided:

(a) "Business Day" means a day, other than a Saturday or a Sunday, on which the Dallas, Texas branch of the United States Federal Reserve Bank is open for the transaction of business;

(b) "ESP Business" means the business of Immediatek as further detailed in that company's August 2002 business plan;

(c) "Preferred Shares" means the Class A Convertible Preferred Shares of MODG, each share of which may, at the bearer's option, be immediately converted into one hundred (100) Shares of MODG;

(d) "Shares" means common shares without par value in the share capital of MODG;

(e) Any words defined elsewhere in the Agreement shall have the particular meaning ascribed thereto;

(f) Words (including defined terms) using or importing the singular number include the plural and vice versa and words importing one gender only shall include all genders and words importing persons in this Agreement shall include individuals, partnerships, corporations and any other entities, legal or otherwise;

(f) The headings used in this Agreement are for ease of reference only and shall not affect the meaning or the interpretation of this Agreement;

(g) All accounting terms not defined in this Agreement shall have the meanings generally ascribed to them under GAAP; and,

(h) Unless otherwise stated, a reference herein to a numbered or lettered ARTICLE, paragraph, clause or schedule refers to the ARTICLE, paragraph, clause or schedule bearing that number or letter in this Agreement. A reference to "this Agreement", "hereof", "hereunder", "herein" or words of similar meaning, means this Agreement including the schedules hereto, together with any amendments thereof.

1.2   CURRENCY

All dollar amounts expressed herein shall be currency of the United States of America.
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ARTICLE 2  -  REPRESENTATIONS AND WARRANTIES
--------------------------------------------

2.1   Mutual Representations and Warranties

MODG and Immediatek represents and warrants to one another and the other parties hereto that:

(a) it is a body corporate duly incorporated or continued, organized and validly subsisting under the laws of its incorporating or continued jurisdiction; and,

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement; and,

(c) all corporate authorizations have been obtained for the execution of this Agreement and for the performance of its obligations hereunder; and,

(d) no proceedings are pending for and it is unaware of any basis for the institution of any proceedings leading to its dissolution or winding-up.

2.2   MODG's Representations and Warranties

MODG represents and warrants to Immediatek that:

(a) MODG is a Nevada corporation, and is in good standing with all applicable Federal, State and local regulatory authorities;

(b) MODG is presently authorized by its Articles of Incorporation to issue up to two hundred million (200,000,000) shares of common stock with no par value, and up to five million (5,000,000) Series A Preferred Shares with a par value of $0.001 each;

(c) There are currently 30,650,700 Common Shares and 0 Preferred Shares of MODG stock which are issued and outstanding;

(d) Except as described above, there are no other equity or debt securities of MODG, authorized or unissued;

(e)  The shareholders of MODG have no preemptive rights;

(f) There are no proceedings pending for, nor is MODG aware of any basis for the institution of any proceedings leading to the placing of MODG into bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(g) There are no outstanding agreements or options to acquire or purchase the MODG corporate shell or any portion thereof;

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(h)  There are no writs, injunctions, orders or judgments outstanding, no law suits, claims proceedings or investigations pending or threatened, relating to the officers, directors or business affairs of MODG, nor, to the knowledge of MODG, is there any basis for such law suits, claims, proceedings or investigations being instituted or filed;

(i) The treasury shares and the authorized but unissued shares of MODG are not subject to any stock options and /or warrants, and MODG agrees that it will not enter into any such warrants or options during the term of this agreement or any extension thereof;

(j) The treasury shares and the authorized but unissued shares of MODG common stock are free and clear of all defects, liens, encumbrances, and adverse claims; and,

(k) The Board of Directors of MODG has adopted a binding resolution authorizing MODG to enter into this agreement, and to perform all of the acts contemplated herein.

2.3   IMMEDIATEK's Representations and Warranties

Immediatek represents and warrants to MODG that:

(a) Immediatek is the legal and beneficial owner of the ESP Business described in the August 2002 Business Plan;

(b) Immediatek is a Texas corporation, and is in good standing with all applicable Federal, State and local regulatory authorities;

(c) MODG is presently authorized by its Articles of Incorporation to issue up to one million (1,000,000) shares of common stock with no par value;

(d) There are currently 1,000,000 common shares stock which are issued and outstanding;

(e) Except as described above, there are no other equity or debt securities of Immediatek authorized or unissued;

(f) There are no proceedings pending for, nor is Immediatek aware of any basis for the institution of any proceedings leading to the placing of Immediatek into bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(g) There are no outstanding agreements or options to acquire or purchase the Immmediatek ESP Business or any portion thereof;

(h) There are no writs, injunctions, orders or judgments outstanding, no law suits, claims proceedings or investigations pending or threatened, relating to the officers, directors or business affairs of Immediatek, nor, to the knowledge of Immediatek, is there any basis for such law suits, claims, proceedings or investigations being instituted or filed; and,

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(i)  The Board of Directors of Immediatek has adopted a binding resolution authorizing Immediatek to enter into this agreement, and to perform all of the acts contemplated herein.


2.4    Other Commitments & Representations by MODG

Until such time as Immediatek and MODG conclude this Agreement, the officers and Directors of MODG shall maintain the Company in good standing with the SEC and all applicable regulatory agencies by making the necessary filings and other such corporate actions in timely fashion.

MODG acknowledges that it shall file this Agreement as part of an 8-K report with the SEC within three (3) Business Days of Closing of this Transaction, and that any and all charges associated with said filing shall be for its own accounts.

MODG's current management team and Board of Directors shall provide their full and complete assistance to Immediatek in preparation of the appropriate materials and documents necessary to hold the next Annual General Shareholder's Meeting of MODG. Such areas of assistance are understood to include, but are not limited to: (1) preparation of MODG's Annual Report; (2) proxy statements of business affairs requiring shareholder approval, including possible changes in the Articles of Incorporation and By-Laws of MODG, and (3) initiating the required procedures of calling a Special Shareholder's Meeting and / or Annual General Meeting.


2.5    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained in this Article are conditions on which the parties have relied in entering into this Agreement and shall survive the execution hereof and the acquisition of any interest in the ESP Business by MODG hereunder, and each party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement. A party may waive any of such representations, warranties, covenants, agreements or conditions in whole or in part at any time without prejudice of its right in respect of any other breach of the same or any other representation, warranty, covenant, agreement or condition.

This is the sole Agreement between the parties, and the terms and conditions of this Agreement shall replace and supercede any and all other agreements between the parties. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The provisions and terms of this Agreement shall be binding upon the successors, assigns and heirs of all parties hereto.

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ARTICLE 3  -  TERMS OF ACQUISITION & PAYMENT


3.1   Grant of Exclusive Right to Acquire

Subject as hereinafter provided, Immediatek hereby grants to MODG the sole and exclusive right to acquire an undivided 100% right, title and interest in and to all of Immediatek's ESP Business, free and clear of all charges, encumbrances and claims save and except for those set forth in the audited financial statements of Immediatek as of the date hereof.


3.2   Payment for ESP Business

Within three (3) Business Days of signing this Agreement, MODG shall issue to Immediatek the sum of four million (4,000,000) Preferred Class A Shares in full payment for the ESP Business of Immediatek (the "Payment").

The MODG Preferred Class A Shares shall have a conversion rate of one (1) preferred share equals one hundred (100) MODG common shares.

Immediately upon signing this Agreement, MODG shall take such necessary steps as to increase its authorized capital to a minimum of five hundred million (500,000,000) common shares so as to facilitate Immediatek's immediate conversion of the Preferred Class A Shares into MODG common shares.

Upon receipt of this payment, MODG's corporate officers and directors shall immediately resign in favor of a new management team and Board of Directors as shall be nominated / designated by Immediatek.

The new management team for the company shall include Zach Bair (CEO); Tim DeWitt (President) and Ken Upton (Corporate Secretary).

The initial Immediatek nominees for Directors shall be: Zach Bair (Chairman of the Board), Tim DeWitt and Ken Upton.

MODG representatives shall then deliver to MODG copies of all of the company's past and present legal council copies of all books and records pertaining to MODG (collectively, the " Corporate Data") in the possession of MODG.

MODG shall also render any and all other assistance required to Immediatek in order to facilitate and orderly transition of the business enterprise.

Failure to make such Payment or provide a copies of the Corporate Data shall constitute an irrevocable breach of this Agreement and render the provisions thereof null and void, except that MODG shall be bound by any outstanding obligations provided for herein.

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3.3     MODG Agrees to Make Filing For Name Change & New Trading Symbol
        Immediately Prior to Closing

Immediately prior to closing of this Agreement, MODG and/or its counsel shall execute all necessary paperwork required by the State of Nevada and other Federal, State and/or local regulatory authorities (as well as MODG's current transfer agent) necessary to change the name of the business from "ModernGroove Entertainment, Inc." to "Immediatek, Inc." in addition to securing a new trading symbol and CUSIP number.

3.4     Indemnification Provisions

MODG shall indemnify Immediatek against all claims, liabilities, and causes of action (including, but not limited to, violations of federal or state securities or environmental laws or regulations) and against all taxes, penalties, or forfeiture which may be due or come due as a result of any act of MODG prior to the date of this Agreement.


ARTICLE 4  -  JURISDICTION & ARBITRATION
----------------------------------------

4.1   Choice of Law

All matters arising out of this Agreement shall be determined and decided under the laws, regulations and rules of the State of Texas in the jurisdiction in which Immediatek is located.


4.2   Single Arbitrator

Any matter required or permitted to be referred to arbitration hereunder will be determined by a single arbitrator to be appointed by the parties hereto.


4.3   Prior Notice

Any party may refer any such matter to arbitration by written notice to the other party and, within ten (10) days after receipt of such notice, the parties will agree on the appointment of an arbitrator.

No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act.


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4.4   No Agreement on the Arbitration

If the parties cannot agree on a single arbitrator as provided in this Section 4.4, or if the person appointed is unwilling or unable to act, either party may submit the matter to arbitration before a single arbitrator in accordance with the laws governing arbitration within the State of Texas, more specifically, the rules and regulations of the American Arbitration Association.


4.5   Conduct of Arbitration

Except as specifically provided in this Article 4, an arbitration hereunder shall be conducted in accordance with the rules and regulations of the American Arbitration Association. The arbitrator shall fix a time and place within the jurisdiction in which the Property is located for the purpose of hearing the evidence and representations of the parties and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this Article 4.

After hearing any evidence and representations that the parties may submit, the arbitrator shall make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The decision of the arbitrator will be made within forty-five (45) days after his appointment, subject to any reasonable delay due to unforeseen circumstances. The expense of the arbitration shall be paid as specified in the award. The award of the single arbitrator shall be final and binding upon each of the parties.


ARTICLE 5  -  DEFAULT AND TERMINATION
-------------------------------------

5.1     Default

If at any time during the term of the Agreement, MODG fails to perform any obligation required to be performed hereunder or is in breach of a warranty given herein, Immediatek may terminate this Agreement, but only if:

(a) Immediatek Representative shall have first given to MODG a notice of default containing particulars of the obligation which MODG has not performed, or the warranty breached; and,

(b) MODG has not, within thirty (30) days following delivery of such notice of default, cured such default or, if it is not reasonably possible to cure the default within such thirty (30) days, commenced proceedings to cure such default by appropriate payment or performance (MODG hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay).

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Should MODG fail to comply with the provisions of sub-Section (b) above,
Immediatek may thereafter terminate this Agreement, and Immediatek shall hold MODG liable for any obligations remaining as a result of this Agreement.


ARTICLE 6  -  REGULATORY APPROVAL
---------------------------------

This Agreement and the obligations herein may be subject to, or require the approval of, the OTC-BB, SEC or other Federal, State or local regulatory authorities. Furthermore, Immediatek acknowledges that MODG may be required by law to disclose to certain securities regulatory authorities certain information with respect to the business and the identity of Immediatek and its principals. Immediatek agrees that it shall promptly complete, sign and deliver all documentation required by applicable securities laws and regulatory policies in connection with this Agreement, executed as and when required.


ARTICLE 7 -  GENERAL
--------------------

7.1     Time of the Essence

Time shall be of the essence of this Agreement.


7.2     Further Acts

Subject to the other Sections of this Agreement, each party shall make reasonable efforts in good faith, at the request of any other party, and at the expense of the requesting party, to execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.


7.3     No Partnership

Nothing in this Agreement or in the relationship of the parties hereto shall be construed as in any sense creating a partnership among the parties or as giving to any party any of the rights or subjecting any party to any of the creditors of the other parties.


7.4     Parties of Interest

This Agreement shall endure to the benefit of and be binding upon the parties and their respective personal representatives, administrators, heirs, successors and permitted assigns.

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7.5     Governing Law

This Agreement shall be construed and governed exclusively by the regulations and rules of the United States of America in the Federal jurisdiction in which the Property is located, except where matters are expressed herein to be subject to arbitration, the laws of the United States of America applicable therein, and the Federal courts of the United States of America shall have exclusive jurisdiction to hear and determine all disputes arising hereunder.

Each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts.

This Section shall not be construed to affect the rights of a party to enforce a judgement or award outside the United States of America, including the right to record and enforce a judgement or award in any other jurisdiction or the jurisdiction in which the Property is situated.


7.6     Survival

Each party hereby agrees that all representations, warranties and other provisions contained in this Agreement shall forever survive the execution and delivery of this Agreement.


7.7     Severability

The invalidity or unenforceability of any provision in this Agreement shall not affect the validity or enforceability of any other provision or part of this Agreement, and the parties hereby undertake to renegotiate in good faith any such invalid or unenforceable provision, with a view to concluding valid and enforceable arrangements as nearly as possible the same as those contained in this Agreement.


7.8     Entire Agreement

The provisions contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter and supersede all prior communications, proposals, representations and agreements, whether oral or written, with respect to the subject matter of this Agreement.


7.9     Notices

All notices, demands and payments under this Agreement must be in writing and sent by certified mail, or may be delivered personally or by facsimile transmission to the addresses as first written above, or such other addresses as may from time to time be notified in writing by the parties followed by the mailing of such notice by certified mail.

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7.10    Independent Legal Advice

The parties to this Agreement acknowledge and agree that they have had opportunity to seek independent legal advice with respect to the subject matter of this Agreement and, further, each of parties hereby represent and warrant to the other party that they have sought independent legal advice or waived such advice.


7.11    Waiver

Failure by any party hereto to insist in any instance upon the strict performance of any one of the covenants contained herein shall not be construed as a waiver or relinquishment of such covenant. No waiver by any party hereto of any such covenant shall be deemed to have been made unless expressed in writing and signed by the waiving party.


7.12    Amendments

No term or provision hereof may be amended except by an instrument in writing signed by all of the parties to this Agreement.


7.13    Counterparts

This Agreement may be executed in several counterparts (including by fax), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original and such counterparts together shall constitute one and the same instrument.

ARTICLE 8 -  CLOSING CONTINGENT ON DUE DILIGENCE
------------------------------------------------

8.1     Due Diligence Period

Immediatek shall be granted a period of seven (7) days from the date of this Agreement for completion of whatever due diligence it deems necessary into the business affairs of MODG (the "Due Diligence Period"). MODG agrees to provide Immediatek with copies of whatever information Immediatek may reasonably deem necessary as part of its due diligence review, including copies of MODG's SEC filings (including 10-Q & 10-K reports) and minutes of Board of Directors meetings. Closing and completion of the business arrangements outlined in this Agreement shall occur no later than seven (7) days from the date of this Agreement following Immediatek's satisfactory completion of its due diligence. Should anything be discovered by Immediatek that Immediatek deems to be a "fatal flaw" during the Due Diligence Period, both parties agree that this Agreement will immediately become null and void, and neither party shall be liable to the other for any reason.

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IN WITNESS WHEREOF the corporate seals of Immediatek and MODG have been hereunto affixed in the presence of their duly authorized officers in that behalf.


ModernGroove Entertainment, Inc.




By:
             ---------------------------------------
Name:
Position:



STATE OF UTAH           )
                        )  ss.
COUNTY OF               )
          --------------

       On this      day of September, 2002, personally appeared before me, a
notary public,
                   , who acknowledged that he had executed the above instrument.


                                        -----------------------------------
                                        Notary Public in and for said state



          (SEAL)










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Agreed to and accepted by the undersigned on this 18 day of September, 2002:


Immediatek, Inc.



By:          /s/ Zach Bair
             -------------
Name:        Zach Bair
Position:    CEO



STATE OF FLORIDA        )
                        )  ss.
COUNTY OF BROWARD       )
          --------------

       On this 18 day of September, 2002, personally appeared before me, a notary public,
DL# 14654061
    TEXAS    , who acknowledged that he had executed the above instrument.



                                        /s/ Susan Tipps
                                        -----------------------------------
                                        Notary Public in and for said state


                       ----------------------------------------------------
     (SEAL)            * Notary Public           SUSAN TIPPS              *
                       *    (SEAL)        MY COMMISSION # CC 799305       *
                       *  State of        EXPIRES: December 23, 2002      *
                       *  Florida   Bonded Thru Notary Public Underwriters*
                       ----------------------------------------------------


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